UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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AIM VARIABLE INSURANCE FUNDS

(INVESCO VARIABLE INSURANCE FUNDS)

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Key Dates

•    Shareholders of record as of Jan. 6, 2014 will be eligible to proxy vote

•    On or around March 26, 2014 Special meeting of shareholders

•    Changes to the Fund will take effect on or around April 30, 2014, if approved.

Dec. 6, 2013

Invesco Announces Proposed Changes to Invesco V.I. Utilities Fund

On Dec. 4, 2013, the Board of Trustees (the “Board”) of Invesco V.I. Utilities Fund (“Fund”) approved the elimination of the Fund’s fundamental investment restriction that requires the Fund to concentrate its investments in the securities of issuers engaged primarily in utilities-related industries. The proposed elimination of this fundamental restriction (the “Proposal”) will permit the Fund to transition from a utilities securities-based fund to a managed volatility fund.

The removal of the Fund’s fundamental investment restriction also requires shareholder approval at a special meeting of shareholders. Shareholders of record as of the close of business on Jan. 6, 2014 will receive a proxy to vote at the special meeting which will be held on or around March 26, 2014.

The Board has approved certain other changes that will take effect only if shareholders approve the Proposal. These include the following:

•    Renaming the Fund as “Invesco V.I. Managed Volatility Fund;”

•    Adopting a new investment objective to seek both capital appreciation and current income while managing portfolio volatility;

•    Adopting principal investment strategies that require the Fund to invest primarily in equity and fixed income securities, derivatives, and other instruments that have economic characteristics similar to such securities as well as derivatives to decrease the volatility level of the Fund’s annual returns;

•    Removing the Fund’s non-fundamental investment restrictions related to the utilities industry;

•    Changing the Fund’s portfolio managers;

•    Changing the Fund’s benchmarks; and

•    Making an additional distribution to Fund shareholders of any capital gains realized from the repositioning of the Fund’s portfolio.

The changes to the Fund listed above will become effective only if shareholders approve the Proposal. The Fund’s CUSIPs will remain unchanged. Pending shareholder approval, all changes to the Fund will take effect on or around April 30, 2014.

Fund/Class	CUSIP
Invesco V.I. Utilities Fund
Series I	008892259
Series II	008892242

Fund Name Change
Current Fund Name	Proposed New Fund Name
Invesco V.I. Utilities Fund	Invesco V.I. Managed Volatility Fund

Why are we proposing these changes?

Under the new investment strategy, Invesco Advisers, Inc., the Fund’s investment adviser (the “Adviser”), will seek to deliver both capital appreciation and current income while managing portfolio volatility. The Adviser believes, and the Board considered, that the proposed new investment strategy would expand the pool of potential investments for the Fund by permitting the Fund to focus on investments outside of the utilities sector. We believe this will also allow investors to diversify their sources of income through the Fund’s proposed broader investment mandate, while still providing an opportunity for growth in capital. Additionally, this may allow the Adviser to provide greater downside protection versus the broad market under the proposed strategy. The changes to the Fund are also expected to decrease sector-specific volatility over a full market cycle while maintaining the capital appreciation and income bias by investing in a broader range of sectors and holding a greater number of issuers. Finally, the Adviser believes, and the Board considered, that this change will broaden the distribution appeal of the Fund to investors seeking a balanced portfolio with capital appreciation and current income while managing portfolio risk versus the Fund’s current, single sector investment strategy.

How will these changes affect the Fund’s investment objective, process or positioning?

If the removal of the fundamental investment restriction receives shareholder approval, the Fund’s investment objective, process and positioning will change and will be consistent with its new name. Under the new investment strategy, the Fund would seek to deliver both capital appreciation and current income while managing portfolio volatility.

Would there be any changes to the investment team?

Yes, if the removal of the fundamental investment restriction receives shareholder approval, the Fund’s investment team will change. The new investment team will consist of Lead Portfolio Manager Thomas Bastian, Portfolio Managers Chuck Burge, Mary Jayne Maly, Sergio Marcheli, Duy Nguyen and James Roeder. The investment team averages 20 years of experience with extensive expertise managing equity income strategies.

Where to Find Additional Information

In connection with the Proposal, the Fund will file a Proxy Statement with the Securities and Exchange Commission (the “SEC”). All shareholders are advised to read the Proxy Statement in its entirety when it becomes available, because it will contain important information regarding the Fund, the Proposal, the Board’s considerations in approving the Proposal, the persons soliciting proxies in connection with the Proposal and the interest of these persons in the Proposal and related matters. The Proxy Statement is expected to be mailed to Fund shareholders in February 2014. Shareholders may obtain a free copy of the Proxy Statement, when available, and other documents filed by the Fund with the SEC at the SEC’s web site at http://www.sec.gov. In addition, copies of the Proxy Statement, once available, may be obtained, free of charge, by directing a request via mail or phone to Invesco, 11 Greenway Plaza, Suite 1000, Houston, TX 77046-1173, 800 410 4246. In addition to the Proxy Statement, the Fund files annual and semi-annual reports and other information with the SEC. You may read and copy any reports, statements, or other information filed by the Fund at the SEC’s public reference rooms at 100 F Street, N.E., Washington, D.C., 20549-0213. Please call the SEC at 1 800 SEC 0330 for further information on the public reference room. Filings made with the SEC by the Fund are also available to the public from commercial document-retrieval services and at the Web site maintained by the SEC at http://www.sec.gov.

Participants in the Solicitation

The Fund and its officers and certain employees may be soliciting proxies from shareholders in favor of the Proposal. Information concerning persons who may be considered participants in the solicitation of the Fund’s shareholders under the rules of the SEC will be set forth in the Proxy Statement to be filed with the SEC.

Contact us

Should you have questions, please contact Invesco’s Institutional and Insurance Sales Division at 800-410-4246.

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About risk

For complete details about the risks associated with the fund, see the prospectus and shareholder reports.

Derivatives may be more volatile and less liquid than traditional investments and are subject to market, interest rate, credit, leverage, counterparty and management risks. An investment in a derivative could lose more than the cash amount invested. Diversification does not guarantee a profit or eliminate the risk of loss.

FOR US BROKER/DEALER USE ONLY – NOT FOR USE WITH THE PUBLIC

Before investing, investors should carefully read the prospectus and/or summary prospectus and carefully consider the investment objectives, risks, charges and expenses. For this and more complete information about the fund(s), investors should contact their advisors for a prospectus and/or summary prospectus or visit invesco.com/fundprospectus. For product and underlying funds prospectuses containing information for any variable annuity or variable life product that invests in the Invesco variable insurance funds, contact the offering insurance company.

The Invesco variable insurance funds are used solely as investment vehicles by insurance company separate accounts to fund variable annuity contracts and variable life insurance policies. Shares of the funds cannot be purchased directly. Expenses and fees are determined by the offering insurance company and will vary. Invesco Distributors, Inc. does not offer any variable products.

Note: Not all products, materials or services available at all firms. Advisors, please contact your home office.

invesco.com/us         IFVIUTI-FLY-1-E   12/13     16445           Invesco Distributors, Inc.